UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2024
First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (608) 238-8008
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FBIZ	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

First Business Financial Services, Inc. (the “Company” or “First Business Bank”) (Nasdaq: FBIZ) announced its board of directors has declared a quarterly cash dividend on its common stock of $0.25 per share. The quarterly dividend is the same as the quarterly dividend declared in January 2024, and based on first quarter 2024 earnings per share, represents a dividend payout ratio of 24%. This regular cash dividend is payable on May 22, 2024, to shareholders of record at the close of business on May 9, 2024. The board of directors also declared a dividend on the Company’s 7% Series A Preferred Stock of $17.50 per share, payable on June 17, 2024, to shareholders of record on May 31, 2024.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits. The following exhibit is being furnished herewith:

99.1	Press Release by First Business Financial Services, Inc. dated April 29, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Signature
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 29, 2024	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ Brian D. Spielmann
	Name:	Brian D. Spielmann
	Title:	Chief Financial Officer